[EQUITABLE LOGO]

e q u i t a b l e
ACCUMULATOR PLUS (SM)
variable deferred annuity

Enrollment Form under Group Annuity Contract No. AC6725 (Non-Qualified), No. AC6727 (Qualified) and Application for Individual Contract

MAILING INSTRUCTIONS:
EXPRESS MAIL: Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014, Secaucus, NJ 07094

REGULAR MAIL: Equitable Accumulator Plus
P.O. Box 13014, Newark, NJ 07188-0014

EDI
FOR ASSISTANCE CALL 888-517-9900

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1.   type of contract

|_|  Non-Qualified (NQ)
|_|  Rollover IRA
|_|  Roth Conversion IRA
|_|  Qualified Plan - Defined Contribution (DC)
|_|  Qualified Plan - Defined Benefit (DB)
|_|  ERISA Tax-Sheltered Annuity (Rollover TSA)
|_|  Non-ERISA Tax-Sheltered Annuity (Rollover TSA)

All of the above are subject to state availability.

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2.   owner     PLEASE PRINT

|_|  Individual                         |_|  Qualified Plan Trustee - DC
|_|  Trustee (for an Individual)        |_|  Qualified Plan Trustee - DB
|_|  UGMA/UTMA*
|_|  Custodian (IRA)
                                                  |_|  Male |_|  Female

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Name (First, Middle, Last)

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Address (Street)

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City                                         State          ZIP Code

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Home Phone                                   Office Phone

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Social Security No./TIN                      Date of Birth (M/D/Y)

*    As a Custodian under the _________ (state) Uniform Gifts to Minors Act
     (UGMA) or Uniform Transfer to Minors Act (UTMA).

*    See instructions for additional information.

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3.   joint owner    PLEASE PRINT

OPTIONAL. (NQ certificates/contracts only)

                                                  |_|  Male |_|  Female

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Address (Street)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
City                                         State          ZIP Code

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Home Phone                                   Office Phone

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Social Security No./TIN                          Date of Birth (M/D/Y)

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4.   successor owner     PLEASE PRINT

OPTIONAL. (NQ certificates/contracts only) Available only if owner and annuitant are different persons.

                                                  |_|  Male |_|  Female

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Address (Street)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
City                                         State          ZIP Code

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Social Security No./TIN                          Date of Birth (M/D/Y)

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5.   annuitant      PLEASE PRINT

If other than owner.                              |_|  Male |_|  Female

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Address (Street)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
City                                         State          ZIP Code

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Social Security No./TIN                          Date of Birth (M/D/Y)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Relationship to Owner

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6. beneficiary(ies)      PLEASE PRINT

If more than one - indicate %. Total must equal 100%. If additional space is needed, please use Section 14.

PRIMARY

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Relationship to Annuitant                              %

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Relationship to Annuitant                              %

CONTINGENT

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Relationship to Annuitant                              %

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name (First, Middle, Last)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Relationship to Annuitant                              %

Accum App 02           The Equitable Life Assurance Society of the United States

                                    E2897_T

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7.   initial contribution     REFER TO INSTRUCTIONS FOR
                              MINIMUM AMOUNTS.

Specify Amount $__________________

Expected First Year Contribution Amount $__________ (See "Agreement" section.)

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8. method of payment     PLEASE REFER TO INSTRUCTIONS BEFORE
                         COMPLETING.

NON-QUALIFIED:
|_|  Check payable to Equitable Life
|_|  Wire
|_|  1035 Exchange

QUALIFIED PLAN:
|_|  Check payable to Equitable Life
|_|  Wire

ROLLOVER IRA:
|_|  Rollover from traditional IRA
|_|  Direct rollover from qualified plan or TSA
|_|  Direct transfer from other traditional IRA

ROTH CONVERSION IRA:
|_|  Conversion rollover from traditional IRA
|_|  Direct transfer from other Roth IRA
|_|  Rollover from Roth IRA

ROLLOVER TSA:
|_|  Direct 90-24 transfer from another carrier
|_|  Rollover by check
|_|  Direct rollover from other carrier

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9. guaranteed benefit election

A. CHOOSE ONE OPTION ONLY.
|_|  Guaranteed Minimum Death Benefit - 5% roll up to age 80
|_|  Guaranteed Minimum Death Benefit - annual ratchet to age 80

B. I WISH TO ELECT THE OPTIONAL PROTECTION PLUS DEATH BENEFIT
RIDER (NQ ONLY).
|_|  Yes |_|  No

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10.  allocation among investment options. Allocation amounts must be in whole percentages. Please refer to enrollment form/application instructions before completing.

VARIABLE INVESTMENT OPTIONS
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(096) EQ/Aggressive Stock  . . . . . . . . . . . . . . . . . . . . .________ %
(094) Alliance Common Stock  . . . . . . . . . . . . . . . . . . . .________ %
(092) Alliance High Yield  . . . . . . . . . . . . . . . . . . . . .________ %
(097) Alliance Money Market  . . . . . . . . . . . . . . . . . . . .________ %
(645) EQ/Alliance Premier Growth . . . . . . . . . . . . . . . . . .________ %
(093) Alliance Small Cap Growth  . . . . . . . . . . . . . . . . . .________ %
(780) EQ/Alliance Technology . . . . . . . . . . . . . . . . . . . .________ %
(824) EQ Equity 500 Index  . . . . . . . . . . . . . . . . . . . . .________ %
(296) EQ International Equity Index  . . . . . . . . . . . . . . . .________ %
(295) EQ Small Company Index . . . . . . . . . . . . . . . . . . . .________ %
(646) Capital Guardian International . . . . . . . . . . . . . . . .________ %
(647) Capital Guardian Research  . . . . . . . . . . . . . . . . . .________ %
(648) Capital Guardian U.S. Equity . . . . . . . . . . . . . . . . .________ %
(811) FI Mid Cap . . . . . . . . . . . . . . . . . . . . . . . . . .________ %
(810) FI Small/Mid Cap Value . . . . . . . . . . . . . . . . . . . .________ %
(812) EQ/Janus Large Cap Growth  . . . . . . . . . . . . . . . . . .________ %
(293) J.P. Morgan Core Bond  . . . . . . . . . . . . . . . . . . . .________ %
(291) Lazard Large Cap Value . . . . . . . . . . . . . . . . . . . .________ %
(292) Lazard Small Cap Value . . . . . . . . . . . . . . . . . . . .________ %
(287) MFS Emerging Growth Companies  . . . . . . . . . . . . . . . .________ %
(299) MFS Growth with Income . . . . . . . . . . . . . . . . . . . .________ %
(286) MFS Research . . . . . . . . . . . . . . . . . . . . . . . . .________ %
(290) Morgan Stanley Emerging Markets Equity . . . . . . . . . . . .________ %
(281) EQ/Putnam Growth & Income Value  . . . . . . . . . . . . . . .________ %
(285) EQ/Putnam International Equity . . . . . . . . . . . . . . . .________ %
(282) EQ/Putnam Investors Growth . . . . . . . . . . . . . . . . . .________ %

                                                                    TOTAL 100%
TOTAL MUST EQUAL 100%.

Accum App 02                                             Accumulator Plus page 2

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11.  systematic withdrawals

OPTIONAL. (NQ and IRA certificates/contracts) For IRA certificates/contracts, available only if you are age 59 1/2 to 70 1/2. Other withdrawal options are available for IRA and Rollover TSA certificates/contracts.

FREQUENCY: |_| Monthly        |_| Quarterly       |_| Annually
          (Max 1.2% of        (Max 3.6% of        (Max 15% of
          Account Value)      Account Value)      Account Value)

START DATE: ______________ (Month, Day)

AMOUNT OF WITHDRAWAL: $_________or_________% (Minimum $250.00)

WITHHOLDING ELECTION INFORMATION (Please read application instructions.)

|_|  A. I do not want to have Federal income tax withheld.
     (U.S. residence address and Social Security No./TIN required) |_| B. I want to have Federal income tax withheld from each payment.

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12.  general dollar cost averaging      PLEASE PRINT

OPTIONAL. You must have a minimum account value of $5,000 in the Alliance Money Market option.

A. TRANSFER AMOUNT (minimum of $250) $______or ______%

                    |_| Monthly |_| Quarterly |_| Annually

B. VARIABLE INVESTMENT OPTIONS
____________________________________________________________ $______or ______%

____________________________________________________________ $______or ______%

____________________________________________________________ $______or ______%

____________________________________________________________ $______or ______%

____________________________________________________________ $______or ______%

Total must equal transfer amount in A. above or 100%. If additional space is needed, please use Section 14.

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13.  automatic investment program       PLEASE PRINT

OPTIONAL. (NQ certificates/contracts only.) Attach a VOID check (not a deposit slip) and complete the following information. See instructions for additional information.

A. Amount to be allocated to the investment options (as indicated in section 10) $_______________

B.   Day of the month: _____________ (no later than the 28th)

C. The amount indicated above will be deducted from the following bank/financial institution account (check one)

     |_|  Bank Checking  |_|  Bank Money Market   |_|  Credit Union Checking


|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Account Name             Account Number

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Name of Bank/Financial Institution

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Bank/Financial Institution Address (Street)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
City                                              State          ZIP Code

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14.  special instructions     PLEASE PRINT

Attach a separate sheet if additional space is needed.

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15.  fund rebalancing

OPTIONAL. This option is not available if you have elected the dollar cost averaging program.

Your account value in the variable investment options will be readjusted quarterly, semi-annually, or annually on a contract year basis according to the percentages indicated in Section 10 of this enrollment form/application. Rebalancing will be on the same day of the month as the contract date.

SELECT REBALANCING FREQUENCY: (Choose one)
|_|  Quarterly    |_|  Semi Annually  |_|  Annually

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16. broker transfer authorization

OPTIONAL.

"I designate ________________to act as my agent in giving transfer instructions by telephone or electronically, and I authorize Equitable Life to act on such instructions. I understand that Equitable Life (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability or expense that may arise in connection with such instructions. Equitable Life will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. Equitable Life may (i) change or terminate telephone or electronic transfer procedures at any time without prior notice, and (ii) block telephone or electronic transfers that it determines are being used for market timing activities."

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17.  suitability    PLEASE PRINT

A. Did you receive the Equitable Accumulator Plus prospectus? |_| YES |_| NO Date of prospectus _________________________________________
Date of any supplement(s) to prospectus ___________________________

In the case of IRAs, Qualified Plans and TSAs that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application you acknowledge that you are buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits.

B. Do you believe this purchase transaction is in accordance with your
investment objectives?   |_| YES |_|  NO

C.   1. Do you have any other existing life insurance or annuities?
                         |_| YES |_|  NO

     2. Have you purchased another Equitable annuity contract in the last year?
                         |_| YES |_|  NO

If YES, provide name of product ________________and contract number ___.

D. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract
applied for will be issued?   |_| YES |_|  NO

If YES, complete the following:

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Year Issued                   Type of Plan

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Company                                 Certificate/contract Number

E. Are you applying for this certificate/contract in a state other than your
state of residence?      |_| YES |_|  NO

If YES, please provide reason:

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Accum App 02                                             Accumulator Plus page 3

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18. agreement

All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no registered representative has the authority to make or modify any certificate/contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the account value attributable to allocations to the variable investment options and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that my market adjusted amount may increase or decrease in accordance with a market value adjustment until the expiration date. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment. I understand that credits will be allocated to my Account Value based on the "Expected First Year Contribution Amount," that if my actual first year total net contribution (total contributions minus total withdrawals including withdrawal charges) are less than the amount needed to qualify for such credits, any excess credits will be deducted from my Account Value.

ARKANSAS/KENTUCKY/NEW MEXICO: Any person who knowingly and with intent to defraud any insurance company or other person files an enrollment form/application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive an insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Equitable Life is a subsidiary of AXA Financial, Inc. AXA is the majority shareholder of AXA Financial, Inc. Neither AXA Financial, Inc. nor AXA has any responsibility for the insurance obligations of Equitable Life.

DISTRICT OF COLUMBIA/LOUISIANA/MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

NEW JERSEY: Any person who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL OTHER STATES: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or Federal law.


X-------------------------------------------------------------------------------
Proposed Annuitant's Signature     Signed at: City, State                  Date


X-------------------------------------------------------------------------------
Proposed Owner's Signature         Signed at: City, State                  Date
(if other than annuitant)


X-------------------------------------------------------------------------------
Proposed Joint Owner's Signature   Signed at: City, State                  Date
(if other than annuitant)


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Registered Representative Section

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DO YOU HAVE REASON TO BELIEVE THAT ANY EXISTING LIFE INSURANCE OR ANNUITY HAS
BEEN OR WILL BE SURRENDERED, WITHDRAWN FROM, LOANED AGAINST, CHANGED OR OTHERWISE REDUCED IN VALUE, OR REPLACED IN CONNECTION WITH THIS TRANSACTION, ASSUMING THE CERTIFICATE/CONTRACT APPLIED FOR WILL BE ISSUED ON THE LIFE OF THE
ANNUITANT?     |_|  YES |_|  NO
--------------------------------------------------------------------------------


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Registered Representative     Print Name & No. of                Rep Phone No
Signature                     Registered Representative


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Broker-Dealer/Branch          Client Account No.       Registered Representative
                                                       Soc. Sec. No./TIN


Florida License ID# ______________________ E-Mail Address:______________________

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FOR REGISTERED REPRESENTATIVE USE ONLY. Contact your home office for program information.

|_| Option I |_| Option II |_| Option III (Once selected, program cannot be changed.)


Accum App 02                                             Accumulator Plus page 4